BYLAWS

                                                          OF

                                                 CORPORATE TOURS AND TRAVEL









                                                       ARTICLE I

                                               Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of this Company, for the purpose of fixing or changing the number of directors of the Company, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the president or a vice-president or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of 10% of all the shares outstanding and entitled to vote thereat.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Company, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Nevada and causes the notice thereof to so state.

         Section 4. Notices of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose of purposes thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his or her address as the same appears on the records of the Company. If a meeting is adjourned to another time and place, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law for the determination of the shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose permitted by law.

         Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder.

         Section 6. Quorum. At any meeting of shareholders, the holders of a majority in amount of the shares of the Company then outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for such meeting but no action required by law, the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting in person or by proxy may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

         Section 7. Organization. At each meeting of the shareholders, the president, or, in the absence of the president, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, if the secretary of the Company not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         Section 8. Shareholders Entitled to Vote. Every shareholder of record shall be entitled at each meeting of shareholders to one vote for each share standing in his name on the books of the Company.

         A corporation owning shares in this Company may vote the same by its president or its secretary or its treasurer, and such officer shall conclusively be deemed to have authority to vote such shares and to secure any proxies and written waivers and consents in relation thereto, unless, before a vote is taken or a consent or waiver is acted upon, it shall be made to appear by a certified copy of the regulations, by-laws or resolution of the Board of Directors of the corporation owning such shares that such authority does not exist or is vested in some other officer or person.

         Section 9. Shareholder Voting. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Such election may be by ballot or viva voce, as the shareholders may determine. All other questions shall be determined by a majority vote of the shares entitled to vote and represented at the meeting in person or by proxy, unless for any particular purpose the vote of a greater proportion of the shares, or of any particular class of shares, or of each class, is otherwise required by law, the Articles of Incorporation or these Bylaws.

         Section 10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of six (6) months after the date of its execution, unless coupled with an interest of the shareholder executing it shall have specified therein the length of time it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

         Section 11. Order of Business and Procedure. The order of business at all meetings of the shareholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the shareholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.



                                                      ARTICLE II

                                                  Board of Directors

         Section 1. General Powers of Board. The powers of the Company shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Nevada or in the Articles of Incorporation.

         Section 2. Number and Qualification. The number of directors of the Company, none of whom need be shareholders or residents of Nevada, shall be at least three. Without amendment of these Bylaws, the number of directors may be fixed or changed by resolution adopted by the vote of the majority of directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for that purpose; but not reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 3. Term of Office. Unless he shall earlier resign, be removed as hereinafter provided, die, or be adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders for the election of directors next succeeding his election, or the taking by the shareholders of an action in writing in lieu of such meeting, or, if for any reason the election of directors shall not be held at such annual meeting or any adjournment thereof, until the sine die election of directors held thereafter as provided for in Section 4 of Article I of these Bylaws, or the taking by the shareholders of an action in writing in lieu of such meeting, and until his successor is elected and qualified.

         Section 4. Removal. Any director may be removed without cause at any special meeting of shareholders called for such purpose by the vote of the holders of two-thirds of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class are removed no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at on election of directors, or of all directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meting for the unexpired term of each director removed.
Failure to elect a director to fulfill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

         Section 5. Resignations. Any director of the company may resign at any time by giving written notice to the president or the secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors, even though they be less than a quorum of the entire number of directors constituting a full Board, until an election to fill such vacancies is had. Within the meaning of this Section, a vacancy exists if the board of directors increases the authorized number of directors or if the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or if the shareholders fail at any time to elect the whole authorized number of directors. Any director elected under the provisions of this Section 6 shall serve until the next annual election of directors and until their successors are elected and qualified.

         Section 7. Meetings. The directors shall hold such meetings from time to time as they may deem necessary and such meetings as may from time to time be called by the president or the chairman of the board. Meetings shall be held at the principal office of the Company or at such other place within or without the State of Nevada as the president or a majority of the directors may determine. A regular meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of shareholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Company for the ensuing year, and may transact any other business.

         Section 8. Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed or given personally or by telephone on at least twenty-four (24) hours notice prior to the date of meeting. Such notice shall specify the date and time of the meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or person entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

         Section 9. Quorum and Voting. At all meetings of the directors fifty percent of all of the authorized directors of the company shall constitute a quorum, but less than fifty percent of the authorized directors may adjourn a meeting of the directors from time to time, and at adjourned meetings any business may be transacted as if the meeting had been held as originally called. The act of a majority of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

         Section 10. Compensation. Directors shall be entitled to receive for services and expenses such reasonable compensation as the Board of Directors may determine by affirmative vote of a majority of those directors in office. The Board of Directors may also delegate its authority to establish reasonable compensation for directors to one or more officers or directors by an affirmative vote of a majority of those directors in office. Any vote taken by the Board of Directors with respect to director compensation shall be effective irrespective of the financial or personal interest of any of the directors involved.

         Section 11. Committees. The Board of Directors may create any committee of directors, to be composed of one or more directors, and may delegate to any such committee any of the authority and powers of the Board of Directors, however conferred. Each such committee shall serve at the pleasure of the Board of Directors shall act only in the intervals between meetings of the Board of Directors and shall be subject to all times to the control and direction of the Board of Directors. Any such committee may act by a majority of its members. Any such committee shall keep written minutes of its meetings and report same to the Board of Directors prior to or at the next regular meeting of the Board of Directors. Any act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.


                                                      ARTICLE III

                                                       Officers

         Section 1. General Provisions. The officers of the Company shall be a president, such number of vice-presidents as the Board may from time to time determine, a secretary, a treasurer and such other officers as the directors may elect. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board or Vice Chairman who shall have the duties prescribed by the Board of Directors. Except as specifically provided in these Bylaws, the directors shall determine the duties and term of each of the officers of the Company and shall be responsible for the designation of the Company's chief executive officer. Officers need not be shareholders of the Company and may be paid such compensation as the Board of Directors may determine. Any person may hold any two or more officers and perform the duties thereof. If one person is chosen to hold the offices of secretary and treasurer, he shall be known as secretary-treasurer if one person be elected to both of these offices.

         Section 2. Election, Term of Office, and Qualification. The officers of the Company named in Section 1 of this Article III shall be elected by a majority of the Board of Directors present and constituting a quorum for an indeterminate term and shall hold office during the pleasure of the Board of Directors. The qualifications of all officers shall be such as the Board of Directors may see fit to impose.

         Section 3. Additional Officers, Agents, etc. In addition to the officers mentioned in Section 1 of this Article III, the Company may have such other officers, committees, agents, and factors as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the Company, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

         Section 4. Removal. Any officer of the Company may be removed either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting of the Board, the notices (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.


         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the Company. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.


                                                      ARTICLE IV

                                                Duties of the Officers

         Section 1. The President. The president shall manage and have general supervision over the business of the Company and over its several officers, subject, however, to the control of the Board of Directors. He shall, if present, preside at all meetings of shareholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to the notice of the Board. He may sign with the secretary, the treasurer, or any other proper officer of the company thereunto authorized by the Board of Directors, certificates for share in the Company. He may sign, execute and deliver in the name of the Company all deeds, mortgages, bonds, contracts, or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the

Company's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed by some other officer or affixed to any instrument requiring the same; and, in general, perform all duties as from time to time may be assigned to him by the Board of Directors. In case the president for any reason shall be unable to attend to any of his duties, such duties may be performed by a vice-president of the Company.

         Section 2. Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president (or in his or her absence or disability, the vice-president designated by the Board) shall perform all the powers of the president. The authority of vice-presidents to sign in the name of the Company all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the president.

         Section 3.  The Treasurer.  The treasurer shall:

         (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the Company and valuable effects of the Company; receive and give receipts for moneys due and payable to the name of the Company in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the Board of Directors; cause such funds to be discharged by checks or drafts on the authorized depositories of the Company, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys to be disbursed;

         (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same;

         (c) Keep or cause to be kept at the principal office or such other office or offices of the Company as the Board of Directors shall from time to time designate correct records of the business and transactions of the Company and exhibit such records to any of the directors of the Company upon application at such office;

         (d) Have charge of the audit and statistical departments of the Company;

         (e) Render to the president or the Board of Directors whenever they shall require him so to do an account of the financial condition of the company and of all his transactions as treasurer and as soon as practicable after the close of each fiscal year, make and submit to the Board of Directors a like report for such fiscal year; and

         (f) Exhibit at all reasonable times his cash books and other records to any of the directors of the Company upon application.

         Section 4.  The Secretary.  The secretary shall:

         (a) Keep the minutes of all meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

         (c) Be custodian of the corporate records and, if one is provided, of the seal of the Company, and see that such seal is affixed to all certificates for shares prior to the issue thereof and to all other documents to which the seal is required to be affixed and the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws;

         (d) Have charge, directly or through such transfer agent or transfer agents and registrar or registrars as the Board of Directors shall appoint, of the issue, transfer and registration of certificates for shares in the Company and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Company issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number of classes of shares held by each, and the time when each became such holder of record;

         (e) Exhibit at all reasonable times to any directors, upon application, the aforesaid records of the issue, transfer, and registration of such certificates;

         (f) Sign (or see that the treasurer or other proper officer of the Company thereunto authorized by the Board of Directors shall sign), with the president or vice-president, certificates for shares in the Company;

         (g) See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and

         (h) In general, perform all duties incident to the office of secretary, he shall perform such duties as are conferred upon him by the officers of the Company, or the Board of Directors, and in the absence or the inability of the secretary to act, shall perform all the duties of the secretary and when so acting shall have all the powers of the secretary.

         In the event the Board of Directors shall elect an assistant secretary, he shall perform such duties as are conferred upon him by the officers of the Company, or the Board of Directors, and in the absence or inability of the secretary to act, shall perform all the duties of the secretary and when so acting shall have all the powers of the secretary.


                                                       ARTICLE V

                                       Indemnification of Directors and Officers

         Section 1. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

         Section 2. Insurance. The proper officers of the Company without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

         Section 3. ERISA. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time, this Article shall, for the purposes hereof, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

         Section 4. Contractual Nature. The foregoing provisions of this Article shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

         Section 5. Construction. For the purposes of this Article, references to "the Company" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 6. Non-Exclusive. The Company may indemnify, or agree to indemnify, any person, and pay any expenses, including attorney's fees in advance of final disposition of any action, suit or proceeding, if such indemnification and/or payment is approved by the vote of the shareholders, disinterested directors, or is in the opinion of independent legal counsel selected by the Board of Directors for an indemnitee who acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company.


                                                      ARTICLE VI

                                                         Seal

         The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company, and the words "Seal" and "Nevada".


                                                      ARTICLE VII

                                                  Amendment of Bylaws

         These Bylaws may be amended or added to, or repealed and superseded by new Bylaws, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal is stated, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or at anytime, by the affirmative vote of the Board of Directors.


                                                     ARTICLE VIII

                                               Shares and Their Transfer

         Section 1. Certificate for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of paid-up shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the president or vice-president and by the secretary, or any other proper officer of the Company thereunto authorized by the Board of Directors, or the treasurer, and the seal of the Company, if any, may be affixed thereto. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 2 of this Article.

         Section 2. Lost, Destroyed and Mutilated Certificates. If any certificates for shares in this Company become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the Company shall immediately notify the Company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Nevada in such case made and provided.

         Section 3.  Transfers of Shares.  Transfers of shares in the

Company shall be made only on the books of the Company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the Company shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Company.

         Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares in the Company. It may appoint one or more transfer agents or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.


                                                      ARTICLE IX

                              Depositories, Contracts and Other Instruments

         Section 1. Depositories. The president and any vice-president of the Company are each authorized to designate depositories for the funds of the Company deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors or by the president, or any vice-president of the Company, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the Company setting forth the fact of such designation and of the appointment of the officers of the Company or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

         Section 2.  Execution of Instruments  Generally.  Except as provided in
Section 1 of this Article IX, all contracts and other instruments requiring execution by the Company may be executed and delivered by the president or any vice-president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Company may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.